UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2016

AAC HOLDINGS, INC. (Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 Powell Place Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 4, 2016, AAC Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s fiscal 2016 second quarter results of operations.  Due to an EDGAR transmission error, the Press Release is being re-furnished herewith in order to correct an inadvertent omission of the six months ended June 30, 2015 column in the Company’s Condensed Consolidated Statements of Operations, and the omission of the last six rows of the Company’s Condensed Consolidated Statements of Cash Flows. The omissions did not occur in the Press Release issued to the public through wire services.  As a result, a new copy of the Press Release is furnished herewith as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

99.1   Press Release, dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC

:	By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: August 4, 2016

EXHIBIT INDEX

No.Exhibit

99.1Press Release, dated August 4, 2016